Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--9P (California, New Jersey and Virginia Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-43741 of our opinion dated January 20, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 5, 1997